UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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RGC Resources, Inc.

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RGC RESOURCES, INC.

519 Kimball Avenue, N.E.

Roanoke, Virginia 24016

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JANUARY 30, 2012

NOTICE is hereby given that, pursuant to its Bylaws and call of its directors, the Annual Meeting of the Shareholders of RGC Resources, Inc. will be held at the Hotel Roanoke, 110 Shenandoah Avenue, Roanoke, Virginia 24016, on Monday, January 30, 2012, at 9:00 a.m., Eastern Standard Time, for the following purposes

1.	To elect two Class C directors.

2.	To ratify the selection of Brown, Edwards & Company, L.L.P. as the independent registered accounting firm.

3.	A non-binding shareholder advisory vote on executive compensation.

4.	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding matters proposed to be acted upon at the meeting. Only those shareholders of record as of the close of business on November 22, 2011 shall receive notice of, and be allowed to vote, at the meeting.

You are urged to sign and date the enclosed form of proxy and return it promptly in the enclosed self addressed, stamped envelope. Should you decide to attend the meeting and vote in person, you may withdraw your proxy.

By Order of the Board of Directors.

DALE P. LEE
Secretary

December 22, 2011

Your vote is important. Even if you plan to be present at the Annual Meeting, please sign, date and promptly return the enclosed proxy, no matter how small your holdings, to assure that your shares are represented. No postage is required on the enclosed proxy if mailed within the United States. If your shares are held by a broker, bank or nominee, it is important that you give them your voting instructions.

PROXY STATEMENT

Mailed December 22, 2011

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 30, 2012

This Proxy Statement is furnished on December 22, 2011, in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of RGC Resources, Inc. (“Resources” or the “Company”) to be held on Monday, January 30, 2012, at 9:00 a.m., Eastern Standard Time, at the Hotel Roanoke, 110 Shenandoah Avenue, Roanoke, Virginia 24016, and any adjournments thereof.

Proxies in the form enclosed herewith are solicited by management at the direction of the Company’s Board of Directors. If the enclosed proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with its terms. Any proxy given pursuant to this solicitation may be revoked at any time prior to the vote of the shareholders. An opportunity will be given to shareholders attending the meeting to withdraw their proxies and to vote their shares in person.

The Company’s Annual Report to Shareholders for the year ended September 30, 2011 is being sent to all shareholders concurrently with this Proxy Statement. The Annual Report is not to be considered a part of the proxy solicitation material.

Voting Securities

The close of business on November 22, 2011 has been fixed as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the Annual Meeting of Shareholders. At the close of the record date, there were 4,632,584 shares of common stock outstanding and each such share is entitled to one vote.

A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. If a quorum is established, directors will be elected by a plurality of the votes cast by shares entitled to vote at the Annual Meeting. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast.

The Company will appoint one or more inspectors to act as a Committee on Credentials at the Annual Meeting and to make a written report thereof. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law. As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are kept private by the Company. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating votes. The vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

PROPOSAL 1 - ELECTION OF DIRECTORS OF RESOURCES

The Company’s Board of Directors is divided into three classes (A, B, and C) with staggered three-year terms. The current term of office of the Class C directors expires at the 2012 Annual Meeting. The terms of the Class A and Class B directors will expire in 2013 and 2014, respectively. Each of the Company’s current directors and nominees for election as directors are independent, as determined under applicable rules adopted by the Securities and Exchange Commission (the “Commission”) and the NASDAQ Stock Market, Inc., except John B. Williamson, III.

There are two nominees for Class C directors: Maryellen F. Goodlatte and George W. Logan. Both nominees are currently serving on the Board and are standing for reelection. The Governance and Nominating Committee and the Board of Directors have selected and endorsed each of these candidates because they each bring unique talents to the Board. Ms. Goodlatte has extensive legal experience in various issues that affect corporations. Ms. Goodlatte has been a principal in the law firm of Glenn, Fieldman, Darby and Goodlatte since 1978 and has practiced law for over 30 years. She has been named to the “Best Attorneys in America” listing every year for the last seven years and “Best Lawyer of the Year in Real Estate – Roanoke” for 2010. She has also been named to the “Virginia SuperLawyers” list the past four years and was one of the “SuperLawyers Top 25 Women Attorneys in Virginia in 2011”. Her legal practice specialty in land use and development is especially helpful to the Company because of the close linkage between land development and new construction and the Company’s efforts to grow its natural gas distribution system and attract new customers. In addition, Ms. Goodlatte’s role as a director on many community based non profit organizations and charities including Downtown Roanoke Inc. provides the Company and its Board of Directors with first hand knowledge of activities and projects of importance in the Company’s service territory and with its customer base.

Mr. Logan has extensive experience in the banking industry and through his faculty position with the University of Virginia Darden Graduate School of Business. Mr. Logan has been involved in the operation and management of a variety of companies and business enterprises both at the operations and director levels for over 30 years. He is currently a director of Valley Financial Corporation having just completed 17 years as its Board Chairman. He is a Principal in Pine Street Partners a private equity investment partnership. He is a director of The Miller Center For Public Affairs at the University of Virginia and the Foundation For Management Education in Central America. As a member of the faculty of the nationally ranked University of Virginia Darden School of Business, he has co-authored graduate level text books on corporate governance and general management. His financial expertise is especially important to the Company as he qualifies as a financial expert for the Company’s Audit Committee facilitating compliance with NASDAQ listing requirements.

Approval of Nominees

Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. Unless authorization is withheld, the persons named as proxies will vote for the election of the nominees named below. Each nominee has agreed to serve if elected. In the event any nominee unexpectedly is unable to serve, the proxies will be voted for such other person as the Board may designate. If any of he nominees should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the Board may recommend. It is not anticipated that any of the nominees will be unable or unwilling to serve as a director. Proxies cannot be voted for a greater number of persons than the number of nominees.

Your Board of Directors recommends a vote “FOR” each of the nominees for Class C Director.

The present principal occupation and employment during the past five years and the office, if any, held with the Company are set forth opposite the name of each nominee and director:

Name and Age	Year In Which First Elected As Director	Principal Occupation	Year In Which Director Assumed Principal Occupation

NOMINEES FOR DIRECTOR

CLASS C DIRECTORS (Currently serving until 2012 Annual Meeting with a three year term)

Maryellen F. Goodlatte Age 59	2001	Attorney and Principal, law firm of Glenn, Feldmann, Darby & Goodlatte.	1983

George W. Logan Age 66	2002	Principal, Pine Street Partners, LLC; Faculty, University of Virginia Darden Graduate School of Business; Director of Valley Financial Corporation.	1993

DIRECTORS CONTINUING IN OFFICE

CLASS A DIRECTORS (Serving until 2013 Annual Meeting)

Abney S. Boxley, III Age 53	1994	President & CEO, Boxley Materials Company (Construction materials); Chairman, Valley Financial Corporation; Director, Graham White Manufacturing; Director, Carilion Clinic.	1988

S. Frank Smith Age 63	1990	Vice President-Industrial Sales, Alpha Coal Sales Company, LLC; Vice President Eastern Sales, Market Analysis and Research, Alpha Coal Sales, LLC 2007-2009; Manager, Sales, Alpha Coal Sales Company, LLC 2005-2007.	2009

John B. Williamson, III Age 57	1998	Chairman, President & CEO, RGC Resources, Inc. and each of its affiliates; President & CEO, RGC Resources, Inc. 1999-2003; Director, Botetourt Bankshares, Inc.; Director, Optical Cable Corporation; Director, Synchrony, Inc.; Director, Luna Innovations Corporation; Director, Corning Natural Gas Company.	2003

CLASS B DIRECTORS (Serving until 2014 Annual Meeting)

Nancy Howell Agee Age 59	2005	President & CEO, Carilion Clinic; President & COO, Carilion Clinic 2010-2011; COO/Executive Vice President, Carilion Clinic 2007-2010; COO/Executive Vice President, Carilion Health System 2001-2007; Hometown Bank, Director.	2011

J. Allen Layman Age 59	1991	Private Investor.	2003

Raymond D. Smoot Age 64	2005	CEO & Secretary-Treasurer, Virginia Tech Foundation, Inc.; Chairman, StellarOne Corporation; Chairman StellarOne Bank; Director, Carilion Clinic.	2003

PROPOSAL 2 - RATIFICATION OF BROWN, EDWARDS & COMPANY, L.L.P.

AS THE INDEPENDENT REGISTERED ACCOUNTING FIRM

Upon recommendation and selection by the Audit Committee, the Board of Director appointed Brown, Edwards & Company, L.L.P. (“Brown, Edwards”) as the independent registered accounting firm to audit the financial statements of the Company for the year ending September 30, 2012. A representative of Brown, Edwards is expected to attend the meeting with the opportunity to make a statement and/or respond to appropriate questions from shareholders. Brown, Edwards has served as the independent registered accounting firm of the Company since 2006.

The Company’s bylaws do not require that the shareholders ratify the appointment of Brown, Edwards as the Company’s independent registered public accounting firm. The Company is asking its shareholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the shareholders do not ratify the appointment of Brown, Edwards, the Audit Committee will reconsider whether or not to retain Brown, Edwards as the Company’s independent registered public accounting firm, but may determine to do so. Even if the appointment of Brown, Edwards is ratified buy the shareholders, the Audit Committee may change the appointment at any time if it determines that a change would be in the best interest of the Company and its shareholders.

Approval of Proposal 2:

Approval of this proposal will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on such matter at the annual meeting.

Your Board of Directors recommends a vote “FOR” the ratification of Brown, Edwards.

PROPOSAL 3 - NON-BINDING SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2011 annual meeting, the shareholders voted to have an annual review of executive compensation. We believe that our executive compensation program is competitive within our industry and strongly aligned with the long-term interests of our shareholders. This program has been designed to promote a performance-based culture and ensure an orientation of long-term value creation by aligning the interests of our executive officers with those of our shareholders by linking a substantial portion of their compensation to our Company’s performance. It also balances short-term and longer-term compensation opportunities to ensure that our Company meets its short-term objectives while continuing to build value for our shareholders over an extended time horizon. The program is also designed to attract and to retain highly-talented executive officers who are critical to the successful implementation of our Company’s strategic business plan.

We also believe that both our Company and shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal set forth above providing for a shareholder advisory vote on our executive compensation program (commonly referred to as the “Say on Pay” resolution) is intended to give you, as a shareholder of our Company, the opportunity to endorse or not endorse the compensation we paid to our named executive officers for fiscal 2011 by voting to approve or not approve such compensation as described in this Proxy Statement.

The Compensation Committee of our Board of Directors has overseen the development of our executive compensation program, as described more fully in the “Report of the Compensation Committee of the Board of Directors” section of this Proxy Statement, including the “Compensation Policies” and “Compensation Practices” sections and the related compensation tables, as well as the narrative descriptions that accompany these tables.

We encourage you to closely review this information before voting to approve or disapprove the compensation of our named executive officers. The Report of the Compensation Committee of the Board of Directors describes and explains our executive compensation policies and practices and the process that was used by the Compensation Committee of our Board of Directors to reach its decisions on the compensation of our named executive officers for fiscal 2011. It also contains a discussion and analysis of each of the primary components of our executive compensation program – the base salary and incentive awards.

Generally, in this Proxy Statement we are required to disclose information about the compensation of our three most highly compensated executive officers for the end of the last completed fiscal year. Consequently, most of the information presented in the compensation tables is backward-looking. Also, we are required to disclose in the compensation tables all elements of executive compensation separately. Because of this, we encourage you to read the footnotes and narrative descriptions which accompany each compensation table in order to understand any non-cash items.

In reviewing our executive compensation disclosure, we would like to call your attention to the following highlights:

•

Incentive-based compensation represented approximately 17.4% of our named executive officers’ total compensation opportunity for fiscal 2011, with approximately 71% tied to our Company’s relative shareholder return and the remaining approximately 29% tied to achievement of challenging annual performance measures.

•	Base salary represented approximately 78% of our named executive officers’ total compensation opportunity for fiscal 2011.

Our Board of Directors regularly reviews best practices in corporate governance and executive compensation and, in fiscal 2011, the Compensation Committee reviewed the executive compensation structure to ensure that the Company meets industry standards for executive compensation.

Please note that your vote is advisory and will not be binding upon our Company or our Board of Directors. However, our Board of Directors and the Compensation Committee value the opinions that our shareholders express in their votes and in any additional dialogue. Consequently, the Compensation Committee intends to take into account the outcome of the vote and those opinions when considering future executive compensation decisions for our executive officers.

Approval of Proposal 3:

Approval of this proposal will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on such matter at the annual meeting.

Your Board of Directors recommends a vote “FOR” approval of executive compensation of the named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Security and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 22, 2011, certain information regarding the beneficial ownership of the common stock of the Company by each director, named executive officer, and certain beneficial owners and by all directors, executive officers, and certain beneficial owners as a group. Where three of the persons listed have the right to acquire additional shares of the Company’s common stock through the exercise of options within 60 days, such additional shares are deemed to be outstanding shares owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership interests of any other person. Unless otherwise noted in the footnotes to the table, the named persons have sole voting and investment power with respect to all outstanding shares of common stock shown as beneficially owned by them.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned as of 11/22/11[1]		Percent of Class
Nancy Howell Agee	6,128	[2]	<1%
Abney S. Boxley, III	17,766		<1%
John S. D’Orazio	12,983	[3]	<1%
Frank T. Ellett	42,520		<1%
Maryellen F. Goodlatte	10,603		<1%
J. Allen Layman	34,482		<1%
George W. Logan	50,528		1.08%
Howard T. Lyon	8,492	[4]	<1%
S. Frank Smith	31,216		<1%
Raymond D. Smoot, Jr.	12,595		<1%
John B. Williamson	82,640	[5]	1.78%
Anita G. Zucker	247,458		5.34%
All Named Beneficial Owners as a Group (12 persons)	557,411	[6]	12.03%

1	Includes restricted shares purchased by directors pursuant to Restricted Stock Plan for outside directors.
2	Includes 202 shares owned by spouse.
3	Includes 3,600 shares that can be acquired through the exercise of stock options.
4	Includes 2,000 shares that can be acquired through the exercise of stock options.
5	Includes 5,000 shares that can be acquired through the exercise of stock options.
6	Includes 10,600 total shares that can be acquired through the exercise of stock options.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors currently consists of nine directors. At the Board of Directors meeting on September 28, 2011, the Board voted to approve the Amended and Restated Bylaws of RGC Resources, Inc. to provide for eight Board members going forward. The Board of Directors has a standing compensation committee, a standing audit committee and a standing governance and nominating committee. The Board of Directors met nine times during the 2011 fiscal year. All members of the Board attended at least 75 percent of the total number of Board meetings and at least 75 percent of the total number of committee meetings for committees on which each served in fiscal year 2011.

It is the Company’s policy that all directors should attend the annual meeting of the Company’s shareholders. All of the directors serving on the Board of Directors at the time attended the annual meeting of shareholders in 2011 with the exception of Nancy Howell Agee.

Director Independence. The Board of Directors has affirmatively determined that all of the current directors, other than John B. Williamson, III, are “independent” of the Company within the meaning of the rules governing companies listed on NASDAQ. For a director to be “independent” under the NASDAQ rules, the Board of Directors must affirmatively determine that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

The Board of Directors has adopted the following categorical standards of independence to assist it in determining whether a director has a material relationship with the Company. The following relationships between a director and the Company will not be considered material relationships that would preclude a finding by the Board of Directors that the director is independent under the NASDAQ rules:

•

employment of the director or the director’s immediate family member by another company that makes payments to, or receives payments from, the Company or any of its subsidiaries for property or services in an amount which, in any single fiscal year, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues; and

•

a relationship of the director or the director’s immediate family member with a charitable organization, as an executive officer, board member, trustee or otherwise, to which the Company or any of its subsidiaries has made charitable contributions of not more than $40,000 in any of the last three years.

Consistent with the NASDAQ rules, a majority of the Company’s non-management directors meet at least once each quarter without management present. All non-management directors are independent. The role of presiding director for each such executive session of directors is filled by the Chair of the Audit Committee. The presiding director for each meeting is responsible for advising the chairman of the Board of Directors on decisions reached and recommendations for action made at such meeting.

COMBINED CHIEF EXECUTIVE OFFICER AND CHAIRMAN ROLE

After careful consideration, our Board of Directors has determined that at this time it is appropriate for the Chairman and the CEO to be the same individual. In making this determination, the Board of Directors considered the relative size of the Company, the size of the Board of Directors, the fact that all remaining members of the Board of Directors are independent Directors, and that the companies in the regulated utility industry have typically not separated these roles. In addition, the Board of Directors determined that there are other members of the executive management team that are well versed in all aspects of the Company and who are familiar with the roles and responsibilities of the Chairman/CEO. In the event that the Chairman/CEO is unavailable or it is determined that the Board needs to act in an Executive Session, the Chairman of the Corporate Governance and Nominating Committee serves the role as Chairman. The Board of Directors also determined, for the reasons set forth above, that a lead independent director is not necessary and has not appointed one at this time.

THE BOARD’S ROLE IN RISK OVERSIGHT

Our Board and management each have distinct roles in the identification, assessment, oversight and management of potential risks that could affect the Company’s ability to achieve its strategic and financial objectives. Our corporate governance policies provide that the Board shall assess major risk factors relating to the Company and its performance, and review measures to mitigate and address such risks. To facilitate effective oversight, the Audit Committee meets on at least a quarterly basis and reports to the full Board regarding potential risks to the Company, as well as the Company’s strategy for managing those risks to an appropriate level. In addition, the Board annually reviews management’s insurance programs and gas pipeline renewal program. We believe that this structure ensures that our Board is fully aware of, and appropriately oversees, the Company’s significant risks.

Our Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to The Company and its stockholders. While the Chairman and Chief Executive Officer and other members of our senior leadership team are responsible for the day-to-day management of risk, our Board is responsible for ensuring that an appropriate culture of risk management exists within The Company and for setting the right “tone at the top,” overseeing our aggregate risk profile, and assisting management in addressing specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, legal risks, regulatory risks, and operational risks. The Board believes that its current leadership structure best facilitates its oversight of risk by combining independent leadership, through independent board committees, and majority independent board composition, with an experienced Chairman, President and Chief Executive Officer who has intimate knowledge of our business, history, and the complex challenges we face. The Chairman, President and Chief Executive Officer’s in-depth understanding of these matters and involvement in the day-to-day management of the Company uniquely positions him to promptly identify and raise key business risks to the Board, call special meetings of the Board when necessary to address critical issues, and focus the Board’s attention on areas of concern.

The Board exercises its oversight responsibility for risk both directly and through its three standing committees. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. The full Board is kept informed of each committee’s risk oversight and related activities through regular oral reports from the committee chairs, and committee meeting minutes are available for review by all directors. Strategic, operational and competitive risks also are presented and discussed at the Board’s quarterly meetings, and more often as needed. On at least an annual basis, the Board conducts a review of our long-term strategic plans and members of senior management report on our top risks and the steps management has taken or will take to mitigate these risks. In addition, at each quarterly meeting, or more often as necessary, the Board is updated on material legal and regulatory matters. On a regular basis between Board meetings, our Chairman, President and Chief Executive Officer provides written reports to the Board on the critical issues we face and recent developments in each of our principal operating areas. These reports include a discussion of business risks as well as a discussion regarding enterprise risk.

The Audit Committee is responsible for reviewing the framework by which management discusses our risk profile and risk exposures with the full Board and its committees. The Audit Committee meets regularly with our Chief Financial Officer, independent auditor, and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, and key operational risks. The Audit Committee meets regularly in separate executive sessions with the Chief Financial Officer, independent auditor, as well as with committee members only, to facilitate a full and candid discussion of risk and other issues.

The Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. The Compensation Committee also is charged with monitoring our incentive and equity-based compensation plans, including employee pension and benefit plans.

The Governance and Nominating Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure, director independence, and our corporate governance profile and ratings. The Committee also is actively engaged in overseeing risks associated with succession planning for the Board and management.

COMMITTEE REPORTS

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of the Board of Directors (the “Compensation Committee”), is made up of five members of the Board of Directors who are not officers or employees of Resources. These Directors are independent and there are no interlock relations as defined in the applicable SEC rules. The Compensation Committee is responsible for setting and administering the policies that govern the annual compensation paid to the executive officers of the Company, including the Chief Executive Officer. The Compensation Committee operates under a written charter adopted by the Board of Directors.

Executive Summary

This Report of the Compensation Committee of the Board of Directors (Report of Compensation Committee) provides information regarding the fiscal 2011 compensation program for our Chief Executive Officer, our Chief Operating Officer, and our Chief Financial Officer. For fiscal 2011, these individuals were:

John B. Williamson, III, our President and Chief Executive Officer;

John S. D’Orazio our Vice President and Chief Operating Officer; and

Howard T. Lyon, our Vice President and Chief Financial Officer

These executive officers are referred to in this Report of Compensation Committee as the Named Executive Officers. This Report of Compensation Committee describes the material elements of our executive compensation program during fiscal 2011. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee of our Board of Directors (the “Compensation Committee”) arrived at the specific compensation decisions for the Named Executive Officers in fiscal 2011, and discusses the key factors that the Compensation Committee considered in determining their compensation.

The Compensation Committee recommends, for approval by the Board of Directors, the annual salaries of executive officers. Salaries are based on the respective positions held by the executive officers, including the CEO and reflects their qualifications, level of responsibility and experience, performance level, and the relationship of such salaries to the salaries of similarly situated executive officers in the natural gas industry and the Roanoke, Virginia region. In this regard, the Compensation Committee reviews the Chief Executive Officer’s recommendations on compensation of the other executive officers and information concerning executive compensation at other companies in the natural gas distribution industry. The Compensation Committee also considers overall corporate performance, customer service levels, operational effectiveness, relationships with regulatory agencies, and the ability to manage and maintain a competent work force in preparing its compensation recommendations.

Pursuant to the Company’s Stock Bonus Plan, the Committee approved the payment of performance incentives in fiscal 2011 to the CEO and other executive officers of the Company for their performance levels during the fiscal year 2010 as set forth in the table on page 11. Performance incentive award determinations under the Stock Bonus Plan for performance in the 2010 fiscal year were based on the per-share earnings of the Company, combined with an analysis of the individual performance objectives of each officer.

Compensation Policies:

RGC Resources, Inc. and its affiliate Roanoke Gas Company have identified three named executives to be included in the Report of Compensation Committee for the fiscal year ended September 30, 2011. The objectives of the Company’s executive compensation program are to attract and retain well-educated and experienced employees and to reward them for achieving the Company’s short-term and long range goals and objectives. The executive compensation program is designed to reward performance on all of the executive’s goals and objectives for the year as well as their contribution to the overall financial performance and operational health of the Company. All compensation components are expensed in the year they are earned and taxed as ordinary income to the participants.

The Compensation Committee sets the level of compensation for the CEO and also sets the level of compensation for each of the remaining executives based on the recommendations of the CEO and on its independent analysis and review. The Compensation Committee considers the competitive market and compensation levels provided by comparable companies both within the utility industry and companies in the local geographic area. The Compensation Committee thoroughly reviews the compensation program for each executive on an annual basis.

The Compensation Committee sets the appropriate levels of compensation and confirms the reasonableness of the levels by reviewing: (i) publicly traded, regulated utilities, (ii) local publicly traded companies, and (iii) comparative salary survey data from compensation consultants. The Compensation Committee does not set each compensation component for each executive within a particular range related to the industry and regional peers, but rather, uses market comparisons as one factor in making compensation decisions. Other factors considered when making individual executive compensation decisions include individual contribution and performance, reporting structure, internal pay relationships, complexity and importance of their role and responsibilities, leadership ability and personal growth potential.

Compensation Practices:

The Company has two components in its executive compensation program which are base salary and annual performance incentive. The purpose of the base salary is to provide a base level of compensation to the executive that is not strictly tied to financial and operation performance. These base salary levels are determined by the nature and responsibilities of the position, the performance and expertise of the individual executive, comparable salaries for similar positions in other companies, the overall significance of the individual to the Company, the ability of the Company to recruit a replacement for the individual if necessary, and the recommendation of the CEO (except in the case of his own compensation). Salaries are reviewed annually and salary adjustments are normally effective in February, which is following the annual meeting of shareholders.

Under the annual performance incentive, the Company ties each named executive’s annual incentive to the performance goals that are set by the Compensation Committee. While some of the factors that affect the Company’s financial and operational performance are totally out of the control of the executive such as weather, the annual performance incentive reflects the ability of the executive to respond and adapt to the factors that are not controllable as well as managing the factors that are controllable, such as operating expense. The performance incentives are tied directly to fiscal year end earnings per share and increase based on increased ranges of earnings. The Compensation Committee establishes the ranges and approves the incentive amounts for each individual based on the ranges of earnings.

Each of the named executives has change-in-control provisions entitling them to certain benefits in the event his employment is terminated without cause within a specific period of time following a change in control of the Company. For purposes of this agreement, a “Change in Control” occurs when (i) any person or entity becomes the beneficial owner of at least 50% of the combined voting power of the Company’s voting securities; (ii) any person or entity becomes the beneficial owner of at least 50% of the voting securities of the surviving entity following a merger, recapitalization, reorganization, consolidation or sale of assets by the Company; or (iii) the Company is liquidated or sells substantially all of its assets. In the event that Mr. Williamson’s employment with the Company is terminated within two years of the date of a Change in Control, unless the termination is (a) because of his death or disability, (b) for Cause (as defined in the agreement) or (c) by him other than for Good Reason (as defined in the agreement), then he will receive a severance payment (the “Severance Payment”) equal to 1.5 times his average annual compensation over the prior five years. The Severance Payment will be reduced to the extent necessary to avoid certain federal excise taxes. Also in such event, the Company will continue his life insurance, medical, health and accident and disability plans, programs or arrangements until the earlier of two years after the date of the Change in Control, his death, or his full-time employment. The agreement does not require Mr. Williamson to seek employment to mitigate any payments or benefits provided there under. The Company also entered into identical Change in Control Agreements with Mr. John S. D’Orazio on April 1, 2011 and with Mr. Howard T. Lyon on May 1, 2010.

The Compensation Committee reviews all of the components of each executive’s compensation and awards a level of each component based on what they believe is reasonable when all elements of the compensation are considered. The Company currently does not structure compensation so as to be fully deductible under Section 162(m) of the Internal Revenue Code, but the Committee does not anticipate the Company paying compensation at a level where any amounts would not be fully deductible under such Section 162(m).

In making its recommendation regarding the 2011 compensation of the CEO, the Compensation Committee considered all of the criteria above. Specific consideration also was given to the Chief Executive Officer’s efforts toward risk reduction, customer growth, rate case results, and several other operational objectives in fiscal 2010. Mr. Williamson received an incentive of $94,000 in 2011 for his performance during the fiscal year 2010.

Summary Compensation Table

Name	Year	Salary	Non-equity incentive compensation	All Other Compensation [7]	Total
John B. Williamson, III Chairman, President & CEO	2011 2010	337,577 327,577	94,000 200,000	12,149 11,830	443,726 539,407

John S. D’Orazio Vice President & COO	2011 2010	163,121 155,479	28,000 52,000	7,565 13,595	198,686 221,074

Howard T. Lyon Vice President, Treasurer, & CFO	2011 2010	153,104 145,100	24,000 38,000	8,631 10,028	185,735 193,128

7	All other compensation is completely composed of the Company’s contribution under the Employees’ 401(K) Plan except for $2,328 of tuition assistance paid to Mr. D’Orazio.

Outstanding Equity Awards Table at Fiscal Year End

The following table shows the outstanding exercisable equity awards for the named executive officers as of September 30, 2011:

	Options Awards
Name	Number of Shares	Option Exercise Price ($)	Option Expiration Date	Other Awards
John B. Williamson, III	5,000	9.05	12/04/12	—

John S. D’Orazio	4,000	9.05	12/04/12	—

Howard T. Lyon	2,000	9.05	12/04/12	—

All of the above options are fully vested and exercisable. Shares and price have been adjusted for stock split.

Compensation of Directors:

Directors’ fees are set by the Compensation Committee and approved by the Board of Directors after the Committee considers the competitive market for directors and fee levels provided by comparable companies both within the utility industry and companies in the geographic area. Directors of the Company received an annual retainer for their service as directors of $15,600 in fiscal 2011. In addition, Directors receive fees for attending meetings of the Resources’ Board of Directors and of Committees of the Board. The chair of the Audit Committee receives an additional $5,000 annually, and the chairs of the other committees receive an additional $2,000 annually. Mr. Williamson is not compensated for attendance at Board and Committee meetings and does not receive the annual retainer for his service as a Board member. The schedule of fees paid to directors for each meeting attended is as follows:

Board of Directors Meeting	$1,200
Board of Directors Meeting – by telephone	$500
Governance & Nominating Committee	$1,200
Audit Committee	$1,200
Compensation Committee	$1,200
Attendance at any committee meeting by telephone	$500

However, the fee for any committee meeting held the same day as a Board meeting is $600 if attending in person and $500 for participation by phone.

Director Compensation

Name	Fees earned or paid in cash ($)	Stock purchases ($)	Total ($)
Nancy Howell Agee	12,000	15,067	27,067
Abney S. Boxley, III	21,933	7,533	29,466
Frank T. Ellett	28,740	7,960	36,700
Maryellen F. Goodlatte	19,850	8,450	28,300
J. Allen Layman	13,200	15,067	28,267
George W. Logan	14,900	15,067	29,967
S. Frank Smith	22,360	10,140	32,500
Raymond D. Smoot, Jr.	14,300	15,067	29,367
John B. Williamson, III	—	—	—

Employee Retirement Plan

Resources has in effect a noncontributory Employee Retirement Plan. The costs of benefits under the Plan, which are borne by Resources, are computed actuarially and defrayed by earnings from the Plan’s investments and/or Resources’ annual contributions. The Plan generally provides for the monthly payment, at normal retirement age 65, of the greater of (a) the participant’s accrued benefit as of December 31, 1988 under the formula then in effect or (b) the sum of one twelfth of (1) plus (2) minus (3) as follows:

(1)	1.2% of the participant’s average compensation for his highest consecutive sixty months of service multiplied by years of credited service up to thirty years,

(2)	0.65% of the participant’s average compensation for his highest consecutive sixty months of service in excess of covered compensation (generally defined as the average of Social Security wage bases over a participant’s assumed working lifetime) multiplied by years of credited service up to thirty years, and

(3)	the participant’s balance, if any, from the Company’s former profit sharing plan.

Early retirement with reduced monthly benefits is available at age 55 after ten years’ service. Provisions also are made for vesting of benefits after five years of service and for disability and death benefits. All employees who have completed one year of service to the Company and are credited with at least 1,000 hours of service in a Plan year are eligible to participate in the Plan. At age 65, for Plan purposes, Mr. Williamson will have 28 credited years of service while Mr. D’Orazio and Mr. Lyon will have the maximum of 30 credited years of service.

The compensation covered by the Plan includes the total of all amounts paid to a participant by the Company for personal services reported on the participant’s federal income tax withholding statement (Form W 2), up to certain statutory limits. For plan years beginning January 1, 2011 and 2012 these earnings are limited to $245,000 and $250,000, respectively.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has three equity compensation plans.

Restricted Stock Plan for Outside Directors

The Board of Directors of the Company implemented the Restricted Stock Plan for Outside Directors effective January 27, 1997. This Plan is applicable to not more than 200,000 shares of Resources’ common stock unless additional shares are authorized by shareholders.

Under this Plan, a minimum of 40 percent of the monthly retainer fee paid to each non-employee director of Resources is paid in shares of common stock (“Restricted Stock”). The number of shares of Restricted Stock is calculated each month based on the closing sales price of Resources’ common stock on the NASDAQ Global Market on the first business day of the month. Beginning in fiscal 1998, a participant can, subject to approval of the Board, elect to receive up to 100% of the retainer fee for the fiscal year in Restricted Stock. Such election cannot be revoked or amended during the fiscal year.

The shares of Restricted Stock of Resources issued under this Plan will vest only in the case of a participant’s death, disability, retirement (including not standing for reelection to the Board), or in the event of a change in control of Resources. There is no option to take cash in lieu of stock upon vesting of shares under this Plan. The Restricted Stock may not be sold, transferred, assigned or pledged by the participant until the shares have vested under the terms of this Plan. At the time the Restricted Stock vests, a certificate for vested shares will be delivered to the participant or the participant’s beneficiary.

The shares of Restricted Stock will be forfeited to Resources by a participant’s voluntary resignation during his term on the Board or removal for cause as a director.

Key Employee Stock Option Plan of RGC Resources, Inc.

The Company has a Key Employee Stock Option Plan, which is intended to provide the Company’s executive officers and other key employees with long-term incentives and rewards tied to the price of Resources’ common stock.

This Plan requires each option’s exercise price per share to equal the fair value of the Company’s common stock as of the date of the grant. Under the terms of this Plan, the options become exercisable six months from the grant date and expire ten years subsequent to the grant date. There have been no grants since 2002 and it is not anticipated that any grants will be issued in the foreseeable future.

RGC Resources, Inc. Stock Bonus Plan

Under the Stock Bonus Plan, executive officers are encouraged to own a position in the Company’s common stock equal to at least 50% of the value of their annual salary. To promote this policy, this Plan provides that all officers with stock ownership positions below 50% of the value of their annual salaries must, unless approved by the Committee, receive no less than 50% of any performance incentive in the form of Company common stock. Incentive amounts, if any, for a fiscal year will generally be determined in the January following that fiscal year end. The Company is authorized to grant up to 50,000 shares of its common stock under the Stock Bonus Plan.

The Compensation Committee met one time during fiscal year 2011 and was attended by all members.

Submitted by the Compensation Committee of the Board of Directors of Resources:

S. Frank Smith (Chair), Nancy Howell Agee, Abney S. Boxley, III

Frank T. Ellett and J. Allen Layman

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors (the “Audit Committee”) meets a minimum of four times annually with Resources’ chief financial officer, the Company’s independent registered accounting firm, Brown, Edwards, & Company, L.L.P. (“Brown, Edwards”), and certain appropriate officers of Resources. The basic functions of the Audit Committee include reviewing significant financial information, reviewing accounting procedures and internal controls and the appointment of independent auditors. The Board of Directors has determined that George W. Logan is an audit committee financial expert and is independent, as determined under applicable rules adopted by the Securities and Exchange Commission.

The Audit Committee is composed of independent directors and operates under a written charter adopted by the Board of Directors. Each member of the Audit Committee is “independent” under the applicable rules of the NASDAQ Stock Market.

Management is responsible for the Company’s internal controls and the financial reporting process. Brown, Edwards is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and Brown, Edwards. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated audited financial statements with management and Brown, Edwards. The Audit Committee discussed with Brown, Edwards matters required to be discussed by AU Section 380, (Communication with Audit Committees), which includes, among other things:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of these estimates; and

•	disagreements, if any, with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

Brown, Edwards also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board Rule 3526 regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee discussed with Brown, Edwards their firm’s independence from RGC Resources, Inc. and its management. As part of its communication with the Audit Committee, Brown, Edwards indicated that there were no disagreements with management over the application of accounting principles.

Based on the Audit Committee’s discussion with management and Brown, Edwards, the Audit Committee’s review of the representation of management regarding the audited financial statements, and the report of the independent registered accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, for filing with the Securities and Exchange Commission.

The Audit Committee has reviewed the provision of all non-audit services, which includes testing of internal controls and an audit of the Company’s employee benefit plans, and determined that Brown, Edwards’ performance of these services are compatible with the independent registered accounting firm’s independence from RGC Resources Inc.

The Audit Committee met four times in fiscal year 2011 and each meeting included an executive session with the independent auditors. A copy of the Audit Committee Amended and Restated Charter can be found at Resources’ website www.rgcresources.com.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed or expected to be billed by Brown, Edwards for the years ended September 30, 2011 and 2010:

	2011	2010

Audit Fees	$132,630	$135,165
All Other Fees	71,550	50,140

Total Fees	$204,180	$185,305

Audit fees include services rendered for the audit of the Company’s annual financial statements as filed with the SEC on Form 10-K and reviews of the Company’s quarterly filings on Form 10-Q.

Other fees include services rendered in conjunction with the testing of internal controls and audits of the Company’s employee benefit plans. All such fees in 2011 and 2010 were pre-approved by the Audit Committee.

The Audit Committee will consider annually and, if appropriate, approve the provision of audit services (including audit review and attest services) by its independent auditor and pre-approve the nature, extent, and cost of all non-audit services provided by the independent auditor in accordance with relevant law and appropriate listing rules.

Frank T. Ellett, Chair, Abney S. Boxley, III, George W. Logan

S. Frank Smith and Raymond D. Smoot, Jr.

Report of the Governance & Nominating Committee of the Board of Directors

The Governance & Nominating Committee (the “Governance Committee”) of the Board of Directors, is composed of independent directors as determined by the Board of Directors under current standards, and has as its primary purpose the oversight of a broad range of issues surrounding the composition and operation of the Board of Directors, including identifying individuals qualified to become Board members, recommending nominees for Board election, and recommending to the Board governance principles applicable to Resources. The Governance Committee also provides assistance to the Board and the Chairman in the areas of committee member selection and rotation practices, evaluation of the overall effectiveness of the Board, and consideration of developments in corporate governance practices. The Governance and Nominating Committee operates under a written charter adopted by the Board of Directors. A copy of the Committee charter can be found at Resources’ website www.rgcresources.com.

The Governance Committee met once during fiscal year 2011 and made the recommendation that Maryellen F. Goodlatte and George W. Logan be nominated for shareholder approval for re-election to the Board of Directors and to serve a three-year term beginning with the Annual Meeting in 2012 and continuing until 2015. Frank T. Ellett was not eligible for nomination due to reaching the mandatory retirement age. The Governance Committee’s recommendation was approved by the Board at its meeting on September 28, 2011.

The Governance Committee, in consultation with the CEO, is responsible for identifying individuals qualified to become board members and recommending to the Board individuals for nomination as members of the Board. The Governance Committee is also charged with making recommendations to the Board regarding the optimum size of the Board and the committee composition. At the Board meeting on September 28, 2011, the Governance Committee recommended to the Board, and the Board voted to amend Resources’ bylaws to provide for eight Board members.

In evaluating current members and new candidates, the Governance Committee considers the needs of the Board and the Company in light of the current mix of skills and attributes of Directors. In addition to requiring that Directors possess integrity and character, the Governance Committee’s evaluation includes an assessment of various factors including, education, business experience, financial and accounting expertise, age, diversity, reputation, civic involvement, judgement, and knowledge of matters impacting public utilities. The Governance Committee also takes into consideration the ability of an individual to devote adequate time to board and committee matters and whether the individual will satisfy the NASDAQ requirements for director independence. When considering current board members for nomination for re-election, the Governance Committee also considers board contributions and performance as well as meeting attendance.

The Governance Committee, in addition to consulting with the Chairman of the Board and CEO, may seek the input of others, including members of the Board and management, to identify director candidates. In addition, the Governance Committee may use the services of consultants or a search firm, although it has not done so in the past. The Governance Committee will consider recommendations by shareholders or qualified director candidates for possible nomination. Shareholders who wish to recommend qualified director candidates should write to the Company’s Corporate Secretary at P.O. Box 13007, Roanoke, VA 24030. Recommendations should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. In addition, the recommendation must identify the recommending shareholder as a shareholder of the Company, and indicate the number of shares owned and whether the shares are held of record or through a bank, broker, or other nominee. If the shares are held by a bank, broker, or other nominee, the recommendation must also be accompanied by an account statement or other acceptable identifying documentation dated within 30 days of the date of the recommendation.

Maryellen F. Goodlatte (Chair), Nancy Howell Agee, J. Allen Layman, and George W. Logan

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Shareholders may communicate with Directors individually or as a group. Any shareholder that desires to communicate with one or more Directors may send a letter to the Board of Directors, c/o Dale P. Lee, Corporate Secretary, P.O. Box 13007, Roanoke, VA 24030. All communications will be forwarded to the appropriate Director or Directors specified in the communication as soon as practicable. Communications addressed to the Board generally will be considered to have been addressed to all Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on its review of the copies of such forms furnished to it and written representations from certain reporting persons that no other reports are required, the Company believes that in fiscal 2011, there was one late report for two transactions for John B. Williamson, III and one late filing for one transaction for Dale P. Lee.

OTHER MATTERS

Management does not know of any matters to be presented at the Annual Meeting of Shareholders other than the election of directors, the ratification of Brown, Edwards, and the advisory vote on executive compensation, However, if any other matters properly come before the meeting, proxies received pursuant to this solicitation will be voted thereon in the discretion of the proxyholders.

SHAREHOLDERS PROPOSALS

Proposals of shareholders intended to be presented at Resources’ 2013 Annual Meeting must be received by Resources’ Corporate Secretary at its office, 519 Kimball Avenue, N.E., Roanoke, Virginia 24016, no later than August 24, 2012 in accordance with Rule 14a-8 of the Exchange Act, in order to be considered for inclusion in the Company’s Proxy Statement relating to that meeting.

Resources’ Bylaws limit the business that may be transacted at a meeting of shareholders to that specified in the notice of the meeting, those otherwise properly presented by the Board of Directors and those presented by a shareholder of record of Resources who provided notice in writing to the President not less than sixty days nor more than ninety days prior to the meeting. Proposals not meeting the requirements of the Bylaws will not be entertained at the shareholders’ meeting.

EXPENSES OF SOLICITATION

The entire expense of preparing, assembling, printing and mailing the form of proxy and Proxy Statement will be paid by Resources. Resources has hired Laurel Hill Advisory Group, L.L.C., a proxy solicitation firm, to assist in soliciting proxies for a fee of $5,500 plus reasonable expenses. Resources will request banks and brokers to solicit their customers who beneficially own common stock of Resources listed in the names of nominees and will reimburse said banks and brokers for the reasonable out of pocket expense of such solicitation. In addition to the use of the mail, solicitation may be made by employees of Resources by any and all means available.

By Order of the Board of Directors.

JOHN B. WILLIAMSON, III
Chairman, President & CEO

December 22, 2011

Resources’ Annual Report on Form 10 K, including financial statements for the year ended September 30, 2011 is available without charge to any shareholder requesting the same. Written requests should be addressed to the attention of Ms. Dale P. Lee, Secretary, RGC Resources, Inc., P.O. Box 13007, Roanoke, Virginia 24030.

The Annual Report, the proxy, and proxy card, and the charters of the Audit Committee, Compensation Committee, and the Governance & Nominating Committee of the Board of Directors of Company are on the Company’s website at www.rgcresources.com.

Dear Shareholder,

The RGC Resources, Inc. Annual Meeting of Shareholders will be held at 9:00 a.m. on Monday, January 30, 2012 at the Hotel Roanoke, 110 Shenandoah Avenue, Roanoke, Virginia 24016.

As in prior years, I want to extend to you an invitation to attend a light breakfast beginning at 8:15 a.m. on the morning of the Annual Meeting. The breakfast will be followed by the formal shareholder meeting at 9:00 a.m. If you plan to attend, please call Susan Miller at (540) 777-3853 with your confirmation by Friday, January 20, 2012

We thank you for your interest in Company operations and activities, and encourage you to complete and return the enclosed proxy card and to review our annual report in detail.

Sincerely,

John B. Williamson, III
Chairman, President, and CEO

0	¢

RGC RESOURCES, INC.

519 Kimball Avenue, N.E.

Roanoke, Virginia 24016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. David Anderson and Roger L. Baumgardner, or either of them, with full power of substitution, to vote all common stock of RGC Resources, Inc. held of record by the undersigned as of November 22, 2011 at the Annual Meeting of Shareholders of RGC Resources, Inc. to be held on January 30, 2012, and at any adjournment thereof, as follows:

(Continued and to be signed on the reverse side.)

¢	14475 ¢

ANNUAL MEETING OF SHAREHOLDERS OF

RGC RESOURCES, INC.

January 30, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.rgcresources.com/proxy/index.html

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 20203300000000000000 7	013012

The Board of Directors recommends a vote “FOR” items 1 through 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	ELECTION OF CLASS C DIRECTORS (Serving until 2015 Annual Meeting) - The Board of Directors recommends that you vote “FOR” all nominees below:
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ Maryellen F. Goodlatte ¡ George W. Logan

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

The Board of Directors recommends that you vote “FOR” the following proposals:
	FOR	AGAINST	ABSTAIN
2. To ratify the selection of Brown Edwards & Company L.L.P. as the independent accountants.	☐	☐	☐

3. A non-binding shareholder advisory vote on executive compensation.	☐	☐	☐

The shares represented by this Proxy will be voted as specified. If no choice is specified, the Proxy will be voted FOR all proposals. The undersigned hereby acknowledges receipt of the Proxy Statement dated December 22, 2011.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
¢	¢